Exhibit (m)

LEGG MASON PARTNERS EQUITY TRUST

SHAREHOLDER SERVICES AND

DISTRIBUTION PLAN

February 8, 2007

As Amended and Restated

April 27, 2017, October 31, 2017 and May 5, 2020

WHEREAS, the Board of Trustees of Legg Mason Partners Equity Trust (“Trust”) wishes to adopt this Shareholder Services and Distribution Plan (“Plan”) adopted pursuant to Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”) for each series of the Trust (each a “Fund” and collectively, the “Funds”) listed in Appendix A, as it may be amended from time to time, to be effective as of the date set forth above; and

WHEREAS, the Board of Trustees of the Trust has voted to terminate Class R1 shares, effective April 27, 2017.

NOW, THEREFORE, this Plan is adopted in accordance with the Rule with respect to those classes of shares (each a “Class”) of the Funds as listed in Appendix A, subject to the following terms and conditions:

Section 1. Annual Fee.

(a) Service and Distribution Fee for Class A shares. For each Fund with Class A shares, the Fund may pay to one or more principal underwriters, broker-dealers, financial intermediaries (which may include banks), and others that enter into a distribution, underwriting, selling or service agreement with respect to shares of a Fund or Class thereof (each of the foregoing a “Servicing Party”) a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class A shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class A Service Fee”).

(b) Service and Distribution Fee for Class C shares. For each Fund with Class C shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class C shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class C Service Fee”).

(c) Service and Distribution Fee for Class R shares. For each Fund with Class R shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class R shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class R Service Fee”).

(d) Service and Distribution Fee for Class O shares. For each Fund with Class O shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class O shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class O Service Fee”).

(e) Service and Distribution Fee for Class I shares. For each Fund with Class I shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class I shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class I Service Fee”).

(f) Service and Distribution Fee for Class FI shares.1 For each Fund with Class FI shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class FI shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class FI Service Fee”).

(g) Service and Distribution Fee for Class 1 shares. For each Fund with Class 1 shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class 1 shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class 1 Service Fee”).

(h) Service and Distribution Fee for Class IS shares. For each Fund with Class IS shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class IS shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class IS Service Fee”).

(i) Service and Distribution Fee for Class D shares. For each Fund with Class D shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class D shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class D Service Fee”).

(j) Service and Distribution Fee for Class C1 shares. For each Fund with Class C1 shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class C1 shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class C1 Service Fee”).

(k) Service and Distribution Fee for Class A2 shares. For each Fund with Class A2 shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class A2 shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the “Class A2 Service Fee” and collectively with the Class A Service Fee, the Class B Service Fee, the Class C Service Fee, the Class R Service Fee, the Class O Service Fee, the Class I Service Fee, the Class FI Service Fee. the Class 1 Service Fee, the Class D Service Fee, the Class C1 Service Fee and the Class A2 Service Fee, the “Service Fees”).

(l) Payment of Fees. The Service Fees described above will be calculated daily and paid monthly by the Fund with respect to each Class as provided in Appendix A.

The Trust is authorized to engage in the activities listed herein either directly or through other entities.

[1]	Class FI shares may in the future be renamed as Class T shares.

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Section 2. Expenses Covered by the Plan.

With respect to the fees payable by each Class, the Service Fees for a Class may be used by a Servicing Party for expenses related to that Class, including without limitation: (a) costs of printing and distributing the Fund’s prospectuses, statements of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund and reports for persons other than existing shareholders; (c) an allocation of overhead and other branch office distribution-related expenses of a Servicing Party; (d) payments made to, and expenses of, a Servicing Party (including on behalf of its financial consultants) and other persons who provide support or personal services to Fund shareholders in connection with the distribution of the Fund’s shares, including but not limited to, office space and equipment, communication facilities, answering routine inquiries regarding the Fund and its operations, processing shareholder transactions, promotional, advertising or marketing activity, sub-accounting and recordkeeping services (in excess of ordinary payments made to the Fund’s transfer agent or other recordkeeper), obtaining shareholder information and providing information about the Fund, asset allocation services, compensating sales personnel, maintaining and servicing shareholder accounts (including the payment of a continuing fee to financial consultants); and (e) interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing; provided, however, that (i) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the Servicing Party and other persons as compensation for the sale of the shares (including payments that may be deemed to be selling concessions or commissions) may not exceed the maximum amount, if any, as may from time to time be permitted for such services under the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 2341 or any successor rule, in each case as amended or interpreted by FINRA (“Rule 2341”), and (ii) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2341. The Servicing Party may retain portions of the Service Fees in excess of its expenses incurred.

It is recognized that a Fund’s investment manager (“Manager”), principal underwriter, a Servicing Party, or an affiliate of the foregoing may use its management or advisory fee revenues, past profits or its resources from any other source, to make payment to a Servicing Party or any other entity with respect to any expenses incurred in connection with the distribution or marketing and sales of the Fund’s shares, including the activities referred to above. Notwithstanding any language to the contrary contained herein, to the extent that any payments made by the Fund to its Manager or any affiliate thereof, including payments made from such Manager or affiliate’s management or advisory fee or administrative fee or payments made for shareholder services should be deemed to be indirect financing of any activity primarily intended to result in the sale of Fund shares within the context of the Rule, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitations set forth in Section 1.

It is further recognized that the Fund will enter into normal and customary custodial, transfer agency, recordkeeping and dividend disbursing agency and other service provider arrangements, and make separate payments under the terms and conditions of those arrangements. These arrangements shall not ordinarily be deemed to be a part of this Plan.

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Section 3. Sales Charges

It is understood that, under certain circumstances, as disclosed in the Fund’s prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and the Fund may pay to the Servicing Party, or the Fund may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, under certain circumstances, as disclosed in the Fund’s prospectus, the Fund or the Servicing Party may impose certain deferred sales charges in connection with the repurchase of such Fund shares, and the Fund may pay to a Servicing Party, or the Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

Section 4. Approval by Shareholders.

Except to the extent that, in accordance with Section 8 below, this Plan amends an existing plan adopted pursuant to the Rule with respect to a Fund or Class, the Plan will not take effect, and no fee will be payable in accordance with Section 1 of the Plan, with respect to a Class of a Fund until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of that Class. The Plan will be deemed to have been approved with respect to a Class of each Fund so long as a majority of the outstanding voting securities of that Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

Section 5. Approval by Board Members.

Neither the Plan nor any related agreements will take effect, with respect to a Class of a Fund, until approved by a majority vote of both (a) the Board of Directors or Trustees (“Board”) and (b) those Board members who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the “Qualified Board Members”), cast in the manner required by the 1940 Act.

Section 6. Continuance of the Plan.

The Plan will continue in effect with respect to each Class until June 30, 2007 and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Board members of the Trust and by a majority of the Qualified Board Members in accordance with Section 5.

Section 7. Termination.

The Plan may be terminated at any time with respect to a Class of a Fund by the Fund without the payment of any penalty (i) by the vote of a majority of the outstanding voting securities of such Class of such Fund or (ii) by a majority vote of the Qualified Board Members. The Plan may remain in effect with respect to a particular Class of a Fund even if the Plan has been terminated in accordance with this Section 7 with respect to any other Class of such Fund.

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Section 8. Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Trust’s Board in the manner described in Section 5.

Section 9. Selection of Certain Board Members.

While the Plan is in effect, the Trust shall comply with Rule 12b-1(c).

Section 10. Written Reports.

In each year during which the Plan remains in effect, the proper officers of the Fund will prepare and furnish to the Trust’s Board and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

Section 11. Preservation of Materials.

The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 10, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan.

Section 12. Meanings of Certain Terms.

As used in the Plan, the terms “interested person” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act, by the Securities and Exchange Commission (the “Commission”), or as interpreted by the Commission.

Section 13. Severability

The provisions of the Plan are severable for each Fund and Class covered by this Plan, and actions taken with respect to a Plan in conformity with the Rule will be taken separately for each such Fund or Class.

Section 14. Governing Law

This plan shall be governed by, and construed in accordance with, the laws of the State of New York.

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APPENDIX A

SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

AMENDED AND RESTATED MAY 5, 2020

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
ClearBridge Aggressive Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge All Cap Value Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge Appreciation Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge Dividend Strategy Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class 1	None

[1]	Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
ClearBridge International Small Cap Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class A2	0.25

ClearBridge International Value Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge Large Cap Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class O	None

ClearBridge Large Cap Value Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class A2	0.25
	Class 1	None

ClearBridge Mid Cap Fund	Class A	0.25
	Class C	1.00

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
	Class I	None
	Class 1	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge Mid Cap Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class A2	0.25

ClearBridge Select Fund	Class A	0.25
	Class C	1.00
	Class FI	0.25
	Class R	0.50
	Class I	None
	Class IS	None
	Class A2	0.25

ClearBridge Small Cap Growth Fund	Class A	0.25
	Class C	1.00
	Class FI	0.25
	Class R	0.50
	Class I	None
	Class 1	None
	Class IS	None

ClearBridge Small Cap Value Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
	Class FI	0.25
	Class IS	None

ClearBridge Sustainability Leaders Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

ClearBridge Tactical Dividend Income Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class A2	0.25

Legg Mason Defensive Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

Legg Mason Income Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
Legg Mason Low Volatility Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

Legg Mason Adaptive Growth Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

Legg Mason High Growth Fund	Class A	0.25
	Class A2	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

QS Conservative Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

QS Defensive Growth Fund	Class A	0.25
	Class C1	0.70

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None
	Class C	1.00

QS Global Dividend Fund	Class A	0.25
	Class C	1.00
	Class FI	0.25
	Class R	0.50
	Class I	None
	Class IS	None
	Class A2	0.25

QS Global Equity Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class 1	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

QS Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None

QS Moderate Growth Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25

Name of Fund	Name of Class	Aggregate Service Fee[1] (%)
	Class IS	None

QS S&P 500 Index Fund	Class A	0.20
	Class D	None
	Class FI	0.25
	Class IS	None

QS U.S. Large Cap Equity Fund	Class A	0.25
	Class C	1.00
	Class I	None
	Class R	0.50
	Class FI	0.25
	Class IS	None